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                   CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees
of Smith Barney Muni Funds:







We hereby consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of
1933, as amended, of Smith Barney Muni Funds:



1. The incorporation by reference of our report dated January 18, 1995, accompanying the Annual Report of the Smith Barney
Limited Maturity Municipals Fund (formerly the Smith Barney Shearson Limited Maturity Municipals Fund) as of November 30, 1994, in the
Prospectus/Proxy Statement.



2.	The reference to our firm under the heading "Financial
Statements and Experts" in the Prospectus/Proxy Statement.



3.	The reference to our firm under the heading "Financial
Highlights" in the Prospectus dated January 29, 1995 of Smith
Barney Limited Maturity Municipals Fund.






                                    /s/ Coopers & Lybrand L.L.P.
                                    Coopers & Lybrand L.L.P.



Boston, Massachusetts
December 14, 1995